Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

AMENDMENT 1 TO THE COMMERCIAL SUPPLY AGREEMENT

This amendment 1 (this “Amendment 1”) is made on December 1, 2020, to the commercial supply agreement effective on April 30, 2020 by and between Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan having its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”) and Phathom Pharmaceuticals, Inc., a company incorporated under the laws of Delaware having its principal place of business at 2150 E. Lake Cook Road, Suite 800, Buffalo Grove, Illinois 60089, U.S.A. (“Company”).  Takeda and Company are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Takeda and Company are parties to that certain License Agreement effective as of May 7, 2019 (“License Agreement”) pursuant to which Takeda granted to Company a license in the Field in the Territory to Develop and exclusively Commercialize pharmaceutical products containing the Compound (as those terms are defined in the Licensed Agreement), and referred to as “Products” in the License Agreement, in the Field in the Territory;

WHEREAS, the Parties have also entered into a Commercial Supply Agreement effective on April 30, 2020 (the “Agreement”) pursuant to which Takeda has agreed to supply to Company, and Company has agreed to purchase from Takeda, certain quantities of Bulk Drug Product to Commercialize the Product in the Territory;

WHEREAS, the Parties have now agreed that (i) Company has the option to order certain quantities of API instead of Bulk Drug Product pursuant to the Agreement, and (ii) that PSPA reference standard shall be added to the list of Additional Materials to Support Tech Transfer specified in Exhibit 3 of the Agreement;

NOW, THEREFORE, and in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.DEFINITIONS

1.1	Unless otherwise defined herein, capitalized words in this Amendment 1, including in its preamble, shall have the same meaning as defined in the Agreement or in the License Agreement.

2.AMENDMENT

2.1

The Parties have agreed that the Company has the option to order API instead of Bulk Drug Product, up to the amount of API required to produce the corresponding maximum order quantities of Bulk Drug Product agreed by the Parties in Exhibit 2 of the Agreement. For the sake of clarity, it is acknowledged that (i) any order of API shall be made by the Company in accordance with the agreed delivery forecast specified in Exhibit 3 (minus the 2 months period to allow for conversion of the API to bulk tablets in case of bulk tablets production), and (ii) the price for such API that the Company may order under the Agreement, as amended by this Amendment 1 is the price specified in paragraph 4. Stage 2 Process Qualification in Exhibit 3 for supply of API for scale-up and validation processes purposes.

2.2

Takeda has two manufacturing sites qualified to produce API [***] which Takeda may use to supply the Company with API. Takeda will decide at its discretion on the best feasible allocation between both sites, taking into consideration its available capacity and quality and regulatory status of those sites.

2.3

The Parties agree to amend Exhibit 3 of the Agreement to add the “PSPA Reference Standard” to the list of Additional Materials to Support Tech Transfer, under section 1. Analytical Method Transfer Reference Materials.

3.MISCELLANEOUS

3.1	This Amendment 1 shall enter into force on the Effective Date for the term of the Agreement.

3.2	All provisions of the Agreement, that do not contradict the terms set forth in this Amendment 1, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment 1 to be executed by their duly authorized officers in two counterparts, each of which shall be deemed to be an original.

PHATHOM PHARMACEUTICALS, INC.	TAKEDA PHARMACEUTICAL COMPANY LIMITED
/s/ Azmi Nabulsi	/s/ Greg Timmons
Name : Azmi Nabulsi	Name : Greg Timmons
Title :Chief Operating Officer	Title : Senior Vice President, Head of Global Manufacturing & Supply, Japan
Date: November 30, 2020	Date : December 01, 2020

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